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                                              Exhibit 5 to Form S-3

            25 RESEARCH DRIVE, WESTBOROUGH, MASSACHUSETTS 01582
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                                              July 19, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

      Re:   The Narragansett Electric Company
            First Mortgage Bonds

Dear Commissioners:

      We have acted as counsel for The Narragansett Electric Company (the Company) in connection with the proposed issuance, from time to time, of one or more series of First Mortgage Bonds in an aggregate principal amount not exceeding $50,000,000 (the New Bonds). We have reviewed the various documents and proceedings relating to the New Bonds, including the registration statement on Form S-3 (and all documents incorporated by reference therein and the exhibits thereto), the prospectus, and the proposed form of supplemental indenture supplementing the Company's First Mortgage Indenture and Deed of Trust, as previously amended and supplemented (collectively, the Indenture).
We have also reviewed the corporate and regulatory authority for the issuance of the New Bonds, and have examined such other documents and records and have made such other examination of law as we deem relevant and necessary in order to give this opinion.

      Based on the foregoing, and subject to the additional actions yet to be taken indicated below, it is our opinion:

      1. That the Company is a corporation duly organized, existing, and in good standing under the laws of the State of Rhode Island;

      2. That the Company has proper and adequate powers for supplementing the Indenture; for executing and issuing the New Bonds thereunder; and for mortgaging under the Indenture the property therein described;

      3. That the issuance of the New Bonds has been duly authorized by the stockholders and board of directors of the Company, subject to approval of governmental authorities having jurisdiction; and that the authority to establish particular terms for each issue of New Bonds is properly delegated to the officers of the Company;

      4. That the Company has obtained an order from the Division of Pubic Utilities and Carriers of the State of Rhode Island authorizing the issuance of the New Bonds;
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Securities and Exchange Commission
Page Two
July 19, 1995

      5. That the Company is exempted by Rule 52 under the Public Utility Holding Company Act of 1935 (the 1935 Act) from the requirement of obtaining an order of the Commission; that the sale of the New Bonds is subject to the registration statement with respect thereto becoming effective under the Securities Act of 1933, as amended, and to the qualification of each supplemental indenture pertaining to the New Bonds under the Trust Indenture Act of 1939; and

      6. That, when each supplemental indenture pertaining to the New Bonds has been duly executed and delivered, and the New Bonds issued thereunder have been duly executed, certified, and delivered against payment therefor, and subject to the continuation of the above described corporate and regulatory authority, such New Bonds will be legally issued, fully paid, and non-assessable binding obligations of the Company, subject to laws of general application affecting the rights and remedies of mortgagees and creditors.

      We have reviewed the statements made upon our authority in the registration statement and in the prospectus with respect to the New Bonds, and in our opinion such statements are correct. We hereby consent to the use of our names in the registration statement and each related prospectus of the Company with respect to the New Bonds and to the use of this opinion in connection therewith.

                                              Very truly yours,

                                              s/ Robert King Wulff

                                              Robert King Wulff
                                              Corporation Counsel

                                              s/ Kirk L. Ramsauer

                                              Kirk L. Ramsauer
                                              Assistant General Counsel